Exhibit F-2(c)
                                                                  --------------









                                                              December 17, 1997

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

                  Re:      GPU, Inc. ("GPU")
                           GPU International, Inc.
                           EI Services, Inc.
                           Jersey Central Power & Light Company
                           Metropolitan Edison Company
                           Pennsylvania Electric Company ("Penelec")
                           GPU Service, Inc.
                           Application on Form U-1
                           SEC File No. 70-8593
                           --------------------

Ladies and Gentlemen:

                  We have examined Post-Effective Amendment No. 18, dated October 22, 1997, to the Application on Form U-1, dated March 15, 1995, under the Public Utility Holding Company Act of 1935 ("Act") filed with the Securities and Exchange Commission ("Commission"), and docketed by the Commission in SEC File No. 70-8593, as amended by Post-Effective Amendment No. 20, dated November 6, 1997 and as to be amended by Post-Effective Amendment No. 22 thereto, dated this date, of which this opinion is to be a part. (The Application, as so amended and as thus to be amended, is hereinafter referred to as the "Application").

                  The Application now contemplates, among other things, extending until December 31, 2000 the period during which GPU may invest in: (i) one or more subsidiary companies (each, a "Subsidiary Company") which will be engaged in the business of owning interests in and securities of foreign utility companies ("FUCOs") and/or exempt wholesale generators ("EWGs") (each, an "Exempt Entity"), and (ii) Exempt Entities. Such investment by GPU in Subsidiary Companies and Exempt Entities may take the form of, among other things, direct investments in Subsidiary Company securities ("Subsidiary Securities"), guarantees or other similar undertakings ("Guarantees") by GPU entered into to support obligations of Subsidiary Companies and Exempt Entities, loans evidenced by promissory notes of Subsidiary Companies ("Subsidiary Company Notes"), and the assumption of liabilities of Subsidiary Companies and Exempt Entities.


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Securities and Exchange Commission
December 17, 1997
Page 2


                  We have acted as Pennsylvania counsel to GPU and Penelec for many years. In connection with the delivery of this opinion, we have also examined such documents and made such investigation as we have deemed necessary as a basis for this opinion.

                  We have assumed that (i) each Subsidiary Company will be duly formed and validly existing in accordance with the respective laws of the jurisdiction of incorporation of such Subsidiary Company; (ii) at the time of their issuance and delivery, the Subsidiary Securities, Guarantees and Subsidiary Company Notes will have been duly authorized, executed and delivered by the issuer thereof; (iii) the execution, delivery and performance of each Subsidiary Security, Guarantee and Subsidiary Company Note will not violate any applicable law or any restriction imposed by any court or governmental body having jurisdiction over the issuer thereof; (iv) with respect to any Subsidiary Securities, the issuer will have received consideration therefor at least equal to the par or stated value (or equivalent amount) of such security; and (v) GPU will comply with the applicable limitations on guarantees and unsecured debt contained in the GPU revolving credit facility and guaranties to which it is a party.

                  Based upon and subject to the foregoing, and assuming that the transactions therein proposed are carried out in accordance with the Application, we are of the opinion that when the Commission shall have entered an order forthwith granting the Application,

                  (a) all Pennsylvania laws applicable to the proposed transactions will have been complied with,

                  (b)      GPU is validly organized and existing,

                  (c) GPU will legally acquire the Subsidiary Securities and Subsidiary Company Notes, and

                  (d) the consummation of the transactions proposed in the Application will not violate the legal rights of the holders of any securities issued by GPU, Penelec, Ninevah Water Company, Penelec Capital, L.P. or Penelec Preferred Capital, Inc.

                  We hereby consent to the filing of this opinion as an exhibit to the Application and in any proceedings before the Commission that may be held in connection therewith.

                                              Very truly yours,

                                              BALLARD SPAHR ANDREWS & INGERSOLL